Exhibit 16

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Select Portfolios (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the proposed reorganizations involving the series of the Trust set forth on the Appendix, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after June 1, 2021.

WITNESS our hands on this first day of June 2021.

/s/ Thomas P. Bostick	/s/ Robert A. Lawrence
Thomas P. Bostick	Robert A. Lawrence

/s/ Dennis J. Dirks	/s/ Oscar Munoz
Dennis J. Dirks	Oscar Munoz

/s/ Donald F. Donahue	/s/ Garnett A. Smith
Donald F. Donahue	Garnett A. Smith

/s/ Bettina Doulton	/s/ David M. Thomas
Bettina Doulton	David M. Thomas

/s/ Vicki L. Fuller	/s/ Susan Tomasky
Vicki L. Fuller	Susan Tomasky

/s/ Patricia L. Kampling	/s/ Michael E. Wiley
Patricia L. Kampling	Michael E. Wiley

/s/ Thomas Kennedy
Thomas Kennedy

Appendix

Acquiring Fund	Acquired Fund
Computers Portfolio	Communications Equipment Portfolio
Energy Portfolio	Energy Service Portfolio
Energy Portfolio	Natural Gas Portfolio
Transportation Portfolio	Air Transportation Portfolio